Exhibit 3.26

		Phone: (503) 986-2200 Fax: (503) 378-4381				Articles of Amendment—Business/Professional/Nonprofit
		Secretary of State Corporation Division 255 Capital St. NE, Suite 151 Salem, OR 97310-1327			Check the appropriate box below: For office use only ☒ BUSINESS/PROFESSIONAL CORPORATION (Complete only 1, 2, 3, 4, 5, 7) ☐ NONPROFIT CORPORATION (Complete only 1, 2, 3, 5, 6, 7)
Registry Number:		076302-13
Attach Additional Sheet if Necessary Please Type or Print Legibly in Black Ink

1)	Name of Corporation Prior to Amendment				Simplex Manufacturing Co.

2)	State the Article Number(s) and set forth the article(s) as it is amended to read. (Attach a separate sheet if necessary.)
Article VII – See Attached

3)	The Amendment was Adopted On:			August 15, 2000
(If more than one amendment was adopted, identify the date of adoption of each amendment.)

	BUSINESS/PROFESSIONAL CORPORATION ONLY					NONPROFIT CORPORATION ONLY

4)	Check the Appropriate Statement					5)	Check the Appropriate Statement

☒	Shareholder action was required to adopt the amendment(s). The vote was as follows:					☐	Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or Incorporators.
						☐	Membership approval was required. The membership vote was as follows:
	Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST		Class(es) entited to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
	Common	74.247	74.247	74.247	-0-

☐	Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action
☐	The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors.

6)	Execution
	Printed Name								Title
	Rocco J. Martino								Chairman of the Board and Secretary

7)	Contact Name						Daytime Phone Number – Including Area Code
	Jamie E. Jedras						(312) 715-4036

SIMPLEX MANUFACTURING CO.

ATTACHMENT TO
ARTICLES OF AMENDMENT
OF
SIMPLEX MANUFACTURING CO.
ARTICLE VII
An officer or director of the corporation shall not be entitled to any indemnification under the Oregon Business Corporation Act or otherwise for any acts or omissions occurring prior to August 15, 2000.